Exhibit 10.8

OphthaliX Inc.

STOCK OPTION AGREEMENT FORM

This Grant of Stock Option is hereby offered to the undersigned (the “Optionee”) with respect to the following option grant (the “Option”) to purchase shares of the Common Stock of OphthaliX Inc., a Delaware corporation (the “Company”):

Optionee:	Kornberg – Lorch Living Trust

Grant Date:	February 2, 2012

Exercise Price:	$2.00 US

Number of Option Shares:	235,000

Expiration Date:	February 2, 2022

Date Exercisable:	See Vesting Schedule

Vesting Schedule:	Subject to 36 months vesting; 1/12th of the options vest shall vest on March 31, 2012, and the remaining options shall vest 1/12th on the last day of each calendar quarter thereafter until fully vested.

Special Terms or Conditions:	none

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Company’s 2012 Stock Incentive Plan, as amended (the “Plan”). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option grant as set forth in this Stock Option Agreement Form.

Optionee hereby acknowledges receipt of a copy of the Plan in the form attached hereto as Exhibit A. All capitalized terms in this Grant form shall have the meaning assigned to them in this form or in the attached Plan.

Optionee acknowledges receipt of a copy of the Company’s 10(a) Prospectus attached hereto as Exhibit B which sets forth certain terms and conditions of this grant. By signing this form, Optionee agrees and consents to access the most recent annual report of the Company on Form 10-K and any subsequent reports on Form 10-Q or 8-K, as well as any amendments thereto, via the Internet in lieu of receiving paper copies of these documents with this grant. These documents may be accessed at the following website by typing in the name of the Company where indicated: http://www.sec.gov/edgar/searchedgar/companysearch.html. The Optionee acknowledges and accepts the costs associated with this electronic access, such as usage charges for Internet service providers.

Assuming that you are in agreement with the terms of this Stock Option Agreement Form, please sign your name in the space indicated below.

OphthaliX Inc.

By:	/s/ Barak Singer /s/ Pnina Fishman

Title:	CEO

AGREED:

/s/ Roger Kornberg
Optionee’s Signature

Address:	345 Walsh Rd.
Atherton CA 94027

Date:	June 12	, 2013

Exhibit A	2012 Stock Incentive Plan
Exhibit B	10(a) Prospectus dated January 1, 2013

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